UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2008 (September 9, 2008)

Duff & Phelps Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33693	20-8893559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 871-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 9, 2008, the board of directors (the “Board”) of Duff & Phelps Corporation (the “Company”) increased the size of the Board from eight to nine directors, and appointed William Hannigan as a new director, effective immediately. Mr. Hannigan will not initially serve on any committees of the Board. Mr. Hannigan is not a party to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company regarding the appointment of Mr. Hannigan is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

99.1 Press release, dated September 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUFF & PHELPS CORPORATION

By:	/s/ Edward S. Forman
Name: Edward S. Forman Title: Executive Vice President, General Counsel and Secretary

Dated: September 10, 2008

DUFF & PHELPS CORPORATION
CURRENT REPORT ON FORM 8-K
Report dated September 10, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated September 9, 2008.